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                                                                  Exhibit 3.2(a)


                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                               INDIAN OIL COMPANY

     Indian Oil Company, an Oklahoma corporation incorporated on April 16, 1981 (the "Corporation"), does hereby file this Amended and Restated Certificate of Incorporation pursuant to the Oklahoma General Corporation Act, as it may be amended from time to time (hereinafter referred to as the "Act").

     FIRST:    The name of the Corporation is:

                              Indian Oil Company

     SECOND:   The address of its registered office in the State of Oklahoma is
1600 Bank of Oklahoma Plaza, 201 Robert S. Kerr, in the City of Oklahoma City, County of Oklahoma. The name of its registered agent at such address is Hartzog Conger Cason & Hargis, Inc.

     THIRD:    The nature of the businesses or purposes to be conducted or promoted are:

          To conduct any lawful business, to exercise any lawful purpose and power, and to engage in any lawful act or activity for which corporations may be organized under the Act, and in general, to possess and exercise all the powers and privileges granted by the Act or by any other law of Oklahoma or by this Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the businesses or purposes of the Corporation.

     FOURTH:   The total number of shares of stock which this Corporation shall have authority to issue is Two Million (2,000,000) shares, all of which shall be Common Stock. The par value of each such share of Common Stock is one-half of a cent ($.005), amounting in the aggregate to Ten Thousand Dollars ($10,000) of capital. The shares of Common Stock shall have no preemptive or preferential rights of subscription concerning further issuance or authorization of the Corporation's shares of stock. The number of authorized shares of any class of stock of the Corporation may be increased or decreased by amendments to this Certificate of Incorporation. Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, on any matter upon which holders of Common Stock are
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entitled to vote.

     At any time and from time to time when authorized by resolution of the Board of Directors and without any action by its shareholders, the Corporation may issue or sell any shares of its stock of any class or series, whether out of the unissued shares thereof authorized by the Certificate of Incorporation as originally filed, or by an amendment thereof, or out of shares of its stock acquired by it after the issue thereof, and whether or not the shares thereof so issued or sold shall confer upon the holders thereof the right to exchange or convert such shares for or into other shares of stock of the Corporation of any class or classes or any series thereof. When similarly authorized, but without any action by its shareholders, the Corporation may issue or grant rights, warrants or options, in bearer or registered or such other form as the Board of Directors may determine, for the purchase of shares of the stock of any class or series of the Corporation within such period of time, or without limit as to time, to such aggregate number of shares, and at such price per share, as the Board of Directors may determine. Such rights, warrants or options may be issued or granted separately or in connection with the issue of any bonds, debentures, notes, obligations or other evidences of indebtedness or shares of the stock of any class or series of the Corporation and for such consideration and on such terms and conditions as the Board of Directors, in its sole discretion, may determine. In each case, the consideration to be received by the Corporation for any such shares so issued or sold shall be such as shall be fixed from time to time by the Board of Directors.

     FIFTH:    Except as may otherwise be provided in this Certificate or in the
Bylaws of the Corporation, as the same may be amended from time to time, the Board of Directors shall have all powers and authority which may be granted to a board of directors of a corporation under the Act, including but not limited to the following:

          (a) To adopt, amend or repeal the Bylaws of the Corporation.

          (b) To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

          (c) To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

          (d) By a majority vote of the whole Board, to remove a director for cause or change the status of a director from a voting director to an advisory director or from an advisory director to a voting director.
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          (e) To designate one or more committees.

          (f) To sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as the Board of Directors shall deem expedient and for the best interest of the Corporation, when and as authorized by the shareholders entitled to vote thereon.

          (g) To provide indemnification for directors, officers, employees, and/or agents of the Corporation to the fullest extent permitted by law, subject however, to the rules against limitation on liability of directors as set forth in Section 1006 of the Act, as amended from time to time.

          (h) To determine from time to time whether and to what extent, and at what times and places and under what conditions and regulations, the accounts and books of the Corporation or any of them, shall be opened to the inspection of the shareholders, and no shareholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the Act or authorized by the Board of Directors, or by a resolution of the shareholders.

     SIXTH:    The number of directors shall be fixed in the manner provided for in the Bylaws. Any director may be designated as an advisory director rather than a regular voting director at any annual or special meeting of the shareholders.

     SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its shareholders or any class of them, any court of equitable jurisdiction within the State of Oklahoma, on the application in a summary way of this Corporation or of any creditor or shareholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 1106 of Title 18 of the Oklahoma Statutes or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 1100 of Title 18 of the Oklahoma Statutes may order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, to be summoned in such manner as the court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or

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class of creditors, and/or of the shareholders or class of shareholders of this
Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the compromise or arrangement and the reorganization shall, if sanctioned by the court to which the application has been made, be binding on all the creditors or class of creditors and/or on all the shareholders or class of shareholders of this Corporation, as the case may be, and also on this Corporation.

     EIGHTH:   To the extent permitted by law, no contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purposes, if:

          (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

          (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved by vote of the shareholders; or

          (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the shareholders.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

     NINTH:    The Corporation reserves the right to amend or repeal any
provision contained herein, add any additional provisions hereto, increase or decrease the number of authorized shares of stock, or restate this Certificate of Incorporation in its entirety in the manner now or hereafter prescribed by the Act.

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     TENTH:    Except as otherwise required by law or as otherwise provided in this Certificate of Incorporation or in the Bylaws of the Corporation, any matter properly submitted to a vote of the shareholders at a meeting of shareholders duly convened at which there is a quorum present shall be deemed approved upon an affirmative vote of a majority of the outstanding shares of Common Stock present at the meeting, in person or by proxy. No holders of any class of stock other than Common Stock shall be entitled to vote upon any matter, except as may be required by law, this Certificate of Incorporation, or the Bylaws of the Corporation. Written ballots shall not be required for the election of directors.

     ELEVENTH: Any corporate action upon which a vote of shareholders is required or permitted may be taken without a meeting or vote of shareholders with the written consent of shareholders having not less than a majority of the total number of votes entitled to be cast upon the action, or such larger percentage required by statute, if a meeting were held. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to all shareholders who did not consent thereto in writing. Any such notice shall have been given promptly if such notice is delivered or mailed within ten (10) days of the taking of such action to such shareholders.

     TWELFTH: In addition to any other indemnification granted to directors of the Corporation contained in this Certificate of Incorporation, the Bylaws of the Corporation, or adopted by resolution of the shareholders or directors of the Corporation, no director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided however, that this indemnification shall not eliminate or limit the liability of a director for any breach of the director's duty of loyalty to the Corporation or its shareholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or payment of any unlawful dividend or for any unlawful stock purchase or redemption, or for any transaction from which the director derived an improper personal benefit.

     THIRTEENTH:    No shareholder may transfer any shares of Common Stock of
the Corporation, including shares of Common Stock which may be issued after the date of this Certificate of Incorporation, except as expressly provided in this Article. The term "transfer" includes, but is not limited to, the acts of selling, assigning, exchanging, transferring, pledging, encumbering, giving or otherwise disposing of shares of Common Stock, of record or beneficially, whether voluntarily or by operation of law.

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(a)  Any shareholder (herein called a "Selling Shareholder") who receives and desires to accept a bona fide written purchase offer (a "Purchase Offer") to sell any shares of Common Stock may do so only for cash, or a promissory note, the payments under which are unconditional and payable only in cash, or for some combination of cash and such a promissory note, and only upon compliance with all of the following:

          (1) the Selling Shareholder shall give notice (the "Transfer Notice") of the Purchase Offer to the Corporation. The Transfer Notice shall specify
     (i) the number of shares of Common Stock proposed to be sold (the "Offered Shares"), (ii the selling price per share, (ii the identity of the person who made the Purchase Offer, (iv the proposed terms of payment (v) the proposed closing date of the sale, and (vi all other material terms of the Purchase Offer. The Transfer Notice shall also include a copy of the Purchase Offer.

          (2) The Corporation shall have the first option to purchase all or any number of the Offered Shares on the same terms and conditions as contained in the Purchase Offer by giving notice of acceptance (the "Acceptance Notice") to the Selling Shareholder within thirty (30) days from the date the Corporation received the Transfer Notice. The Acceptance Notice shall state the number of the Offered Shares which the Corporation elects to purchase. The Corporation's failure to deliver an Acceptance Notice to the Selling Shareholder within such thirty-day period shall constitute a rejection by the Corporation of its option to purchase any of the Offered Shares.

              (3) To the extent the Corporation elects to purchase Offered Shares as specified in its Acceptance Notice, the Selling Shareholder shall be required to sell those Offered Shares to the Corporation and the Corporation shall be required to purchase those Offered Shares from the Selling Shareholder, in accordance with the terms of the Purchase Offer. Closing of the purchase of the Offered Shares as specified in the Acceptance Notice shall occur on the date specified in the Purchase Offer or, if later, the date which is thirty (30) days after the Corporation received the Transfer Notice. If all Offered Shares are not elected for purchase in an Acceptance Notice by the Corporation, then the Selling Shareholder shall sell the balance of the Offered Shares to the person who made the Purchase Offer in accordance with the terms of the Purchase Offer prior to or concurrent with the Corporation's purchase of Offered Shares specified in its Acceptance Notice. The failure of the Selling Shareholder to sell the balance of the Offered Shares to the person who made the Purchase Offer

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     shall relieve the Corporation of its obligation to purchase the Offered
     Shares as specified in its Acceptance Notice.

          (4) If the Corporation does not exercise its right to purchase any of the Offered Shares, then the Selling Shareholder may sell all of the Offered Shares pursuant to the terms of the Purchase Offer. If the Selling Shareholder does not sell all of the Offered Shares in accordance with all of the terms of the Purchase Offer, the Selling Shareholder shall be prohibited from selling any of the Offered Shares without again going through procedure for selling the Offered Shares set forth in this Article.

          (5) In the event a Transfer Notice of a Purchase Offer is given to the Corporation, the Corporation shall have the right, in addition to its option to purchase, to designate the other shareholders of the Corporation, on a pro rata basis or such other basis as the other shareholders may agree (or to one or more third parties to the extent the Corporation and the other shareholders do not elect to purchase all of the Offered Shares), to exercise all or any part of the Corporation's option to purchase, in which event the other shareholders and any such third parties shall be entitled to purchase Offered Shares of the Selling Shareholder on the same basis as the Corporation could have done. Notice of the designation of the other shareholders or third parties, if to be made, shall be included with the Acceptance Notice to the Selling Shareholder.

     (b) Upon the death of a shareholder, all shares of Common Stock owned by that deceased shareholder may be transferred subject to the terms hereof to any beneficiary or beneficiaries named in the deceased shareholder's will or other dispositive document or to the heirs of the deceased shareholder, but any sale of such shares of Common Stock by the executor or personal representative of a deceased shareholder may only be made upon compliance with the terms hereof.

     (c) A shareholder may grant a security interest in shares of Common Stock to secure indebtedness of the shareholder, if such security interest is not granted with the purpose of avoiding the restrictions on transfer contained in this Article. However, any sale of the Common Stock by a creditor pursuant to such security interest shall be subject to this Article.

     (d) Any permitted transferee of Common Stock shall be bound by all of the terms of this Article.

     (e) If any Common Stock is purportedly transferred without complying with the provisions of this Article, such transfer shall be of no effect, and the shareholder who attempted to transfer such Common Stock shall remain the owner of the Common

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Stock for all purposes. Such shareholder shall also be liable to the Corporation and all other shareholders for any damages (including legal and other expenses) arising from the improper attempted transfer.

     This Amended and Restated Certificate of Incorporation amends and restates in entirety the Corporation's Articles of Incorporation and was duly adopted in accordance with the provisions of Section 1077 and 1080 of the Act.

     IN WITNESS WHEREOF, the undersigned, being the President of the Corporation certifies that the facts hereinabove stated are true as set forth as of this 30th day of September, 1992.


                                    INDIAN OIL COMPANY


                               By:  ______________________________
                                    Richard R. Dunning, President



Attest:


______________________________
Michael C. Black, Secretary

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